UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):     December 31, 2007

CALYPSO MEDIA SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

            Nevada                         000-31199                87-638338

(State or other jurisdiction          (Commission             (IRS Employer

 of incorporation)                       File Number)           Identification No.)

12 North Washington Street, Montoursville, Pennsylvania 17754

(Address of principal executive offices)

Registrant's telephone number, including area code: (570) 368-7633

CALYPSO FINANCIAL SERVICES, INC.

19 East 200 South, Suite #1080, Salt Lake City, Utah 84111
(Former name and address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

         CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

         CFR 240.13e-4(c))

FORM 8-K

Item 2.01     Completion of Acquisition or Disposition of Assets

     On December 31, 2007, we completed the acquisition of Media Depot, Inc., a Nevada corporation with operations in Montoursville, Pennsylvania (“Media Depot”). The acquisition was made pursuant to an agreement entered into on October 12, 2007, whereby we agreed to merge our newly created, wholly-owned subsidiary, Calypso Acquisitions, Inc., with and into Media Depot with Media Depot being the surviving entity as our wholly owned subsidiary. Immediately prior to closing the acquisition on December 31, 2007, we changed our corporate domicile from Delaware to Nevada and changed our corporate name to Calypso Media Services Group, Inc.

     Under the terms of the merger agreement we issued an aggregate of 3.5 million shares of our common stock to the stockholders of Media Depot. Immediately prior to the closing of the acquisition, we had 1.5 million shares of common stock issued and outstanding. As a result of issuing the 3.5 million shares, former holders of Media Depot common stock now own 70% of our total outstanding shares. We will also reserve an additional 5.0 million shares for issuance in connection with potential future acquisitions of other businesses, entities or assets related to the business of Media Depot. However, there is no present commitment or definitive agreement to issue any of these shares and no assurances can be given that any future acquisitions will be finalized.

     The acquisition of Media Depot was unanimously approved on October 12, 2007 by our board of directors. The board also approved the proposals to change our corporate domicile from Delaware to Nevada and to change our corporate name to Calypso Media Services Group, Inc. The change in domicile and name change were also approved by the written consent of our two controlling stockholders, owning approximately 80% of our common stock.

Business of Media Depot

     As a result of acquiring Media Depot as a wholly owned subsidiary, we became in the business of offering a full line of advertising services to manufacturers, distributors and dealers across the United States and Canada. Media Depot specializes in co-op advertising and offers services ranging from buying and planning media in radio, TV, cable, print or outdoor advertising, to creating print ads and producing electronic commercials. Media Depot was founded in March 2005 and was the result of combining Media Max, a privately held corporation, and Media Depot. Media Max has been operating since 1998. Both companies offer a full line of advertising services to manufacturers, distributors and dealers across the United States and Canada. In August 2007, Media Depot acquired all of Media Max’s assets, properties, goods, inventories, contracts and other intangible assets, although Media Max remains a subsidiary of Media Depot. Unless otherwise indicated, references herein to Media Depot will include Media Max as its subsidiary.

     Media Depot maintains its principal offices at 12 North Washington Street, Montoursville, Pennsylvania 17754 and its telephone number is (570) 368-7633. Media Depot also maintains a satellite office in Lonoke, Arkansas and its telephone number is 501-676-0233. Media Depot’s maintains a website that can be accessed at www dot mediadepot dot biz.

     Media Depot is a national agency that is familiar with many markets in the United States. Its media buyers have in the aggregate over 30 years of experience in the advertising arena. Media Depot offers an array of services as outlined below:

      Media & Marketing

     *     Media buying & planning

     *     Radio

     *     Network TV

     *     Cable

     *     Newspaper

     *     Magazine

     *     Direct mail

     *     Outdoor

     *     Market research

      Graphic Design

     *     Logo design

     *     Point of purchase

     *     Display design

     *     Outdoor advertising

     *     Printed materials

     *     Newspaper ads

     *     Magazine ads

     *     Business cards

     *     Door hangers

     *     Direct mail

     *     Brochures

     *     Postcards

     *     Inserts

      Video

     *     Television scripts

     *     Television storyboards

     *     Television production

      Radio

     *     Radio scripts

     *     Professional voices

     *     Radio production

      Interactive Media

     *     Web site consulting

     *     Web site design

     *     Custom graphics

     *     Web Hosting

     *     Co-Op management

          There are certain costs directly attributable to each advertising campaign. These costs represent approximately 10% of the campaign's budget and include creative, planning and verification of ads placed. Most agencies bill clients for creative expense, but Media Depot provides creative services at no cost and considers this a primary selling tool when soliciting clients.

Media Depot's overall strategy is to first identify targeted manufacturer clients, establish corporate relationships that lead to distributors/dealers, and then implements ad campaigns for segmented client groups that benefit from pricing leverage. Media Depot’s target markets are manufacturers that utilize a Co-Op advertising strategy with their distributor/dealer network. Media Depot offers a cohesive ad campaign for the manufacturer as well as advertising buying power for the distributor/dealer that they otherwise would not have.

A typical advertising agency generates a 15% agency fee and does not generally negotiate rates for the benefit of the client. Media Depot compares rate card cost with the client's past invoices, reviews circulation/subscriber numbers, and then contacts the media offering what Media Depot’s buyers feel is a competitive price for the client's ads. Media Depot aggressively negotiates rates for the benefit of the client resulting in increased exposure for the client’s advertising campaign. Because Media Depot is not necessarily tied to a particular media, the media bids for the customer's advertising budgets.

Services

     Media Depot is a full service advertising agency offering media planning and placement for clients throughout the United States and Canada. Specializing in Co-Op advertising, Media Depot offers cohesive ad campaigns for manufacturers and dealers utilizing Co-Op programs.

     Media Depot aggressively negotiates media rates that deliver more ads per dollar spent providing a competitive advantage for clients that the typical agency does not provide. Media Depot also handles all aspects of creating, buying and planning media in radio, TV, cable, print and outdoor advertising.

     Media Depot, through an agreement with Rovion, also offers “InPerson Moving Media,” a unique way to deliver video characters on web sites with a personalize message to anyone who visits a website. This product runs video clips of actors, spokespeople or company representatives, that can draw a visual connection with customers visiting web sites. Learning what a company does online is no longer about reading content, but about viewing and listening. Media Depot, through Moving Media, allows a client’s web site the chance to get personal by delivering their content in a way that truly speaks to their customers.

Trademarks and Copyrights

     Media Depot does not typically own trademarks or copyrights on properties on which its services and products are based. These rights are owned or controlled by the creator of the property or by the entity which licenses its intellectual property rights, such as a motion picture or television producer.

Markets and Competition

     Media Depot operates in a highly competitive marketplace. Its principal competitors include Interpublic Group, Catalina Marketing Group, Omnicom Group Inc. and other local and national advertising agencies. Media Depot must also compete with various local companies in each regional market. We believe the principal competitive factors affecting Media Depot’s business are the development of client marketing and promotional strategies, unique consumer insights, creative execution, license selection, price and service quality. Media Depot must compete with companies that have far more extensive sales and development staffs and significantly greater financial resources.

     Media Depot believes that it is competitive in the services it offers and the marketing and promotional strategies it develops. It also utilizes bulk buying of advertising time and space so that it can offer reduced rates to its clients. Further, by not charging for creative expenses, additional savings are passed onto clients. Media Depot believes that its Moving Media product is unique to the marketplace and gives it an advantage when competing for on-line advertising business.

Creative Expertise

      Certain Media Depot clients will require that it provide certain creative services to produce ads. Media Depot employs experienced graphic design persons to create ads for the required media as a client demands. Media depot also employs creative writing and in-house production personnel as needed.

Government Regulation

     Media Depot’s business may be subject o certain government regulations and agencies, such as truth in advertising and legal disclaimers for certain advertisements, in addition to certain consumer advocacy groups.

Employees

     Media Depot presently has 11 full time employees, three part-time employees and one consultant. It is anticipated that during the next 12 months, Media Depot will add approximately 13 employees, including a chief operating officer. Media Depot’s employees are not members of any union, nor have they entered into any collective bargaining agreements, nor is it anticipated in the near future. It is believed that Media Depot’s relationship with its employees is good.

 Facilities

     Media Depot maintains its principal offices at 12 North Washington Street, Montoursville, Pennsylvania, which consists of 4,000 sq. ft. of office space. The offices are leased from the Hoff Family Limited Partnership that is controlled by Rose Hoff, Media Depot’s President. Lease payments are $1,500 per month and renews monthly.

     Media Depot maintains a satellite office in Lonoke, Arkansas, which consists of 2,000 sq. ft. of office space. The offices are leased for $916 per month and renews monthly.

Litigation

     Neither Calypso nor Media Depot, nor any subsidiary or property, is presently subject to any material pending legal proceedings and, to the best of our knowledge, no such actions are contemplated or threatened.

Employee Stock Plan

     Media Depot has adopted an employee stock plan that will remain in effect following the completion of its acquisition by Calypso. Under the plan, nine Media Depot employees will receive an aggregate of 120,000 shares of Calypso common stock. An aggregate of 180,000 shares may be issued under the plan. All of the shares to be issued will remain in trust and ownership of the shares shall not vest with the individual employee until the certain employment criteria have been met. Each employee must execute an employment agreement with Media Depot and continuously remain an employee of Media Depot for the time period indicated below.

                          Time Period                                                                           Percent of

                                                                                                                                                            SharesVested

                              12 months from the date employment agreement is signed               25%

24 months from the date employment agreement is signed               25%

                              36 months from the date employment agreement is signed               25%

                              48 months from the date employment agreement is signed               25%

     Upon an employee fulfilling each time period of employment, Media Depot will deliver to the employee a stock certificate for that number of shares of Calypso common stock indicated above. In the event an employee does not enter into an employment agreement with Media Depot or fulfill any of the applicable time periods of employment, those shares of common stock not so earned by and vested with the employee will be delivered to Calypso and canceled.

     None of the shares issued under the plan will be registered under the Securities Act. The shares are being issued pursuant to an exemption from registration under the Securities Act and are deemed restricted securities. Certificates representing the shares will bear an appropriate restrictive legend and may not be offered for sale, sold or otherwise transferred except pursuant to a registration statement under the Securities Act or an appropriate exemption from such registration.

Management

     At the effective time of the merger, our directors and executive officers will resign and, in accordance with the provisions of the acquisition, Media Depot will appoint up to three new directors to serve on the board of directors. We currently anticipate that the following persons will serve as directors and executive officers. Following the closing of the acquisition, the new board will meet and make more definite appointments for executive offices.

           Name                                     Age                Position

     Michael D. Parnell                         49                Chief Executive Officer

                                                                             and Director

     Timothy Young                              42                Director

___________________________

       The business experience of each of the persons listed above during the past five years is as follows:

Michael D. Parnell will serve as President and Chief Executive Officer following the acquisition of Media Depot. Mr. Parnell is a graduate of the University of Arkansas with a degree in Agricultural Economics. In 2002, Mr. Parnell joined J.I.T. Distribution as President and was responsible for marketing, licensing and branding a variety of odor control products through retail distribution chains. In 2004, Mr. Parnell joined a National Advertising Agency as a National Account Director, directing Co-Op advertising for 23 markets across the United States. In 2005, Mr. Parnell joined Media Depot as National Account Director and was responsible for securing new clients and maintaining existing client relationships.

Timothy Young, a will serve as a director following the acquisition of Media Depot. Mr. Young is a graduate of Pepperdine University with a degree in Communications. He has worked in media sales management and revenue generation, specific to the Internet and television, for the past 15 years with a focused on revenue forecasting, sales training, and concept selling. In 2002, Mr. Young joined Time Warner Cable Inc. as Regional Vice President, responsible for over $200 million in revenue and 250 sales and marketing personnel. In 2007, Mr. Young joined Rovion Inc., a leading provider of on-line media solutions for web publishers, advertisers, media organizations and business users as President..

Key Personnel

Our future success depends in large part on the continued services of senior management and key personnel.  In particular, we are highly dependent on the services of Matthew J. Hoff and Michael D. Parnell. Mr. Hoff is the founder of both Media Max and Media Depot and currently serves as Business Manager. Mr. Parnell currently serves as President and Chief Executive Officer. Both Mr. Hoff and Mr. Parnell will be instrumental in the growth of the Company through acquisitions and strategic partnerships.

Management’s Discussion and Analysis or Plan of Operation

The following information relates to the results of operations of Media Depot, which includes the operations of Media Max, and should be read in conjunction with the financial statements and notes thereto and proforma information appearing elsewhere in this Form 8-K.

Results of Operations

For the nine months ended September 30, 2007 and for the years ended December 31, 2006 and 2005.

     For the nine months ended September 30, 2007, Media Depot’s total revenues were $3,392,954. Cost of sales were $2,402,271 resulting in a gross profit of $990,683 for the first nine months of 2007. Media Depot’s total costs and expenses for the nine months ended September 30, 2007 were $756,446, primarily attributed to general and administrative expenses, and net income was $239,308 for the period.

     For the year ended December 31, 2006 total revenues were $4,660,136 compared to $2,435,189 for 2005. The results reflect increasing advertising revenues from existing and new clients. Cost of goods sold (sales) for 2006 were $3,545,114 compared to $2,153,358 in 2005, resulting in a gross profit of $1,115,022 in 2006 and $281,831 in 2005. Total costs and expenses for 2006 were $939,634 compared to $551,371 for 2005, which resulted in a net profit of $194,813 for 2006, compared with a net loss of $265,044 for 2005. Management believes the improved revenues and profits for 2006 are the result of increased advertising revenues and consolidation of the operations and expenses of Media Depot and Media Max.

Liquidity and Capital Resources

     At September 30, 2007, Media Depot had total current assets of $798,664, primarily in accounts receivable of $659,206 and cash of $132,836. At December 31, 2006, current assets were $723,384, primarily in accounts receivable of $670,052 and cash of $37,252. At September 30, 2007, Media Depot had total assets of $841,375 and a stockholders' equity of $510,747 compared to total assets of $762,473 and total stockholders' equity of $270,467 at December 31, 2006.

Inflation

     In the opinion of management, inflation has not and will not have a material effect on our operations in the immediate future. Management will continue to monitor inflation and evaluate the possible future effects of inflation on our business and operations.

  Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information as of December 31, 2007 with respect to the beneficial ownership of our common stock, after giving effect to the acquisition of Media Depot and issuance of 3.5 million shares to the Media Depot stockholders, by (i) each stockholder believed to be the beneficial owner of more than 5% of our common stock, (ii) by each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. The address of each person listed below, unless otherwise indicated, is c/o Calypso Media Services Group, Inc., 12 North Washington Street, Montoursville, Pennsylvania 17754.

     For purposes of the following table, a person is deemed to be the beneficial owner of any shares of common stock (a) over which the person has or shares, directly or indirectly, voting or investment power, or (b) of which the person has a right to acquire beneficial ownership at any time within 60 days after the effective time of the merger. “Voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares. The number of shares outstanding is 5.0 million shares.

Name and Address                                   Amount and Nature of                         Percent of Beneficial Owner                                     Beneficial Ownership(1)                       of Class(2)

5% Beneficial Owners:

Matthew J. Hoff                                                 1,035,000(3)(4)                                    20.7%
91 Faircrest Road

Montoursville, PA 17754

Greg Welteroth                                                   1,000,000 (3)                                      20.0%

356 Laurens Road

Montoursville, PA 17754

Edward F. Cowle                                                  600,000                                          12.0%

20 West 64th Street
New York, NY 10023

H. Deworth Williams                                             596,000                                          11.9%

19 East 200 South, Suite 1080
Salt Lake City, Utah 84111

Leonard E. Neilson                                                250,000(3)                                        5.0%

8160 South Highland Drive, Suite 104
Salt Lake City, Utah 84093

Directors and Executive Officers:

Michael D. Parnell                                              1,035,000(3)(5)                                     20.7%
c/o Media Depot, Inc.
12 North Washington Street
Montoursville, PA 17754

Timothy Young                                                               0                                           0.0%

All directors and executive officers                       1,035,000(3)(5)                                   20.7%

as a group (2 persons)

_____________________________

(1)     Unless otherwise indicated, the named person will be the record and beneficially owner of the shares indicated.

(2)     Percentage ownership is based on 5.0 million shares of common stock outstanding following the acquisition of Media Depot is finalized.

(3)      These share amounts represent the number of shares to be issued to each respective individual following the closing of the Media Depot acquisition.

(4)     Includes 750,000 shares in the name of the Hoff Family Trust of which Rose Hoff is the trustee.

     (5)     Includes 1,035,000 shares in the name of the Michael D. Parnell Living Trust, of which

    Mr. Parnell is the trustee.

Compensation of the Board

     Directors who are also employees do not receive additional compensation for serving on the board or any of its committees. Non-employee directors, for their services as directors, will be paid a fee to be determined. All directors are reimbursed for their reasonable expenses incurred in attending board meetings. Otherwise, no additional compensation is paid to directors for serving as members of committees.

Executive Compensation

     Prior to the acquisition of Media Depot, we did not have a bonus, profit sharing, or deferred compensation plan for the benefit of employees, officers or directors. We have not paid any salaries or other compensation to our officers, directors or employees for the years ended December 31, 2007 and 2006.

     In 2006, Media Depot paid compensation of $49,000 to Matthew J. Hoff, its President and CEO, and $55,800 through September 30, 2007. Also in 2006 it paid $27,000 to Michael D. Parnell, its National Account Director, and $44,583 through September 30, 2007

     Following the acquisition, we will assume the employment agreements of Messrs. Hoff and Parnell. Each agreement is for a term of three years commencing January 1, 2007 and will be automatically renewed for an additional year, unless within 90 days prior to the expiration date either party notifies the other party of its intention not to renew.

     Mr. Hoff is employed as the company’s business manager and Mr. Parnell as the Chief Executive Officer. Each employee will receive an annual salary of $72,000, which will escalate to $78,000 in year two and $85,000 in year three. Each employee is entitled to four weeks annual vacation and benefits generally extended to executive employees including health and hospitalization insurance for the employee and his family. Also, we may pay each employee an annual incentive bonus, the terms of which will be determined and approved by the board of directors.

Media Depot Employee Stock plan

     Media Depot has adopted an employee stock plan, which we have assumed following the acquisition. Under the plan, nine Media Depot employees will receive an aggregate of 120,000 shares of Calypso common stock. An aggregate of 180,000 shares may be issued under the plan. All of the shares to be issued will remain in trust and ownership of the shares shall not vest with the individual employee until the certain employment criteria have been met. Each employee must execute an employment agreement with Media Depot and continuously remain an employee of Media Depot for the time period indicated below.

                          Time Period                                                                          Percent of

                                                                                                                     SharesVested

                              12 months from the date employment agreement is signed               25%

24 months from the date employment agreement is signed               25%

                              36 months from the date employment agreement is signed               25%

                              48 months from the date employment agreement is signed               25%

     Upon an employee fulfilling each time period of employment, Media Depot will deliver to the employee a stock certificate for that number of shares of Calypso common stock indicated above. In the event an employee does not enter into an employment agreement with Media Depot or fulfill any of the applicable time periods of employment, those shares of common stock not so earned by and vested with the employee will be delivered to Calypso and canceled.

Administration of the Plan

     The employee stock plan will be administered by the board of directors or by a committee appointed by the board. The committee or board is authorized, subject to the provisions of the plan, to establish such rules and regulations as it deems necessary for the administration of the plan and to make determinations and interpretations in connection with the plan as it deems necessary or advisable. All determinations and interpretations will be binding and conclusive. No member of the board or the committee will be liable for any action or determination made in good faith with respect to the plan, any rule, regulation or procedure adopted pursuant to the plan or any awards granted under the plan.

Types of Awards

     Only shares or our common stock will be granted under the plan and the number of shares. All awards will be subject to such additional restrictions, terms and conditions, if any, as may be determined under the plan.

     None of the shares issued under the plan will be registered under the Securities Act. The shares are being issued pursuant to an exemption from registration under the Securities Act and are deemed restricted securities. Certificates representing the shares will bear an appropriate restrictive legend and may not be offered for sale, sold or otherwise transferred except pursuant to a registration statement under the Securities Act or an appropriate exemption from such registration.

Eligibility to Receive Awards

     The board or committee will determine and designate those persons to whom awards of shares may be granted under the plan. Officers and other employees, including employees who are also directors of the company or any of its subsidiaries or affiliates, are eligible to receive stock grants under the plan.

Stock Available for Awards

     Awards may be made under the employee stock plan for up to 180,000 shares of common stock, which, if all shares are issued, would represent approximately 3.5% of the total number of shares outstanding after the acquisition, without giving effect to the issuance of any other shares.

Adjustments

     We are required to make appropriate adjustments or substitutions in connection with the employee stock plan and any outstanding stock awards to reflect any stock split, stock dividend, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares and other similar changes in capitalization. All adjustments or substitutions are to be made in order to prevent dilution or enlargement of the rights of the participants.

Amendment or Termination

     Our board of directors, in its discretion, may terminate, modify or amend the plan at any time in any respect. The board may also determine whether stockholder approval of any amendment may be advisable for any reason. Any termination, modification or amendment may not affect the rights of participants under an outstanding award.

Federal Income Tax Consequences

     Certain tax information related to the employee stock plan will be provided to participants. Tax consequences may vary depending upon the terms and conditions of a specific award under the plan. Typically, the tax consequence to us when a stock award is made and vested is that the recipient is deemed to have compensation income.

Certain Relationships and Related Transaction

     Media Depot has entered into an acquisition agreement with two of its principals, Matthew J. Hoff and Michael D. Parnell, as an incentive to locate and acquire new businesses associated with the advertising industry. This would include, but not be limited to businesses such as advertising agencies, printing and public relations firms. The agreement provides that if Media Depot makes an acquisition through the efforts of for Messrs. Hoff and Parnell, they will be entitled to a fee of 10% of the value of the acquisition. Payment of the fee may be in cash or in shares of our common stock. We have assumed the agreement following the acquisition of Media Depot. No prospective acquisitions have been identified as of the date hereof and there can be no assurance that any acquisition will be made in the future.

Description of Securities

     Giving effect to the change of domicile to the state of Nevada and our new articles of incorporation, our total capitalization consists of 20 million shares of common stock, par value $0.001 per share. All shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitles the holder thereof (a) to one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (b) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (c) to participate pro rata in any distribution of assets available for distribution upon liquidation. Holders of our common stock have no preemptive rights to acquire additional shares of common stock or any other securities. Our common stock is not subject to redemption and carries no subscription or conversion rights.

Market Price of And Dividends on Our Common Equity and Other Stockholder Matters

     There is not currently, nor has there ever been, a public trading market for our common stock. As a result of our acquisition of Media Depot, we intend to make an application to have our shares quoted on the OTC Bulletin Board. Our application will consist of current corporate information, financial statements and other documents as required by Rule 15c2-11 of the Securities Exchange Act of 1934.

     Inclusion on the OTCBB would permit price quotations for our shares to be published by that service. Except for the application to the OTCBB, there are no plans, proposals, arrangements or understandings with any person concerning the development of a trading market in any of our securities. There can be no assurance that our shares will be accepted for trading on the OTCBB or any other recognized trading market. Also, there can be no assurance that a public trading market will develop following acceptance by the OTCBB or at any other time in the future or, that if such a market does develop, that it can be sustained.

     The ability of individual stockholders to trade their shares in a particular state may be subject to various rules and regulations of that state. A number of states require that an issuer's securities be registered in their state or appropriately exempted from registration before the securities are permitted to trade in that state. Presently, we have no plans to register our securities in any particular state.

     It is most unlikely that our securities will be listed on any national or regional exchange or on The Nasdaq Stock Market in the foreseeable futures. Therefore our shares most likely will be subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the "penny stock" rule. Section 15(g) sets forth certain requirements for broker-dealer transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

     The SEC generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is:

     *     registered and traded on a national securities exchange meeting specified criteria set by the SEC;

     *     authorized for quotation on The NASDAQ Stock Market;

     *     issued by a registered investment company;

     *     excluded from the definition on the basis of price (at least $5.00 per share) or the issuer's net tangible assets; or

     *     exempted from the definition by the SEC.

     Broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse), are subject to additional sales practice requirements. Broker-dealers must also make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent to clients disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks.

     Consequently, these rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock and may affect the ability of stockholders to sell their shares. These requirements may be considered cumbersome by broker-dealers and could impact the willingness of a particular broker-dealer to make a market in our shares, or they could affect the value at which our shares trade. Classification of the shares as penny stocks increases the risk of an investment in our shares.

     As of December 31, 2007, there were approximately 50 holders of record of our common stock. We have designated as our transfer agent Interstate Transfer Company, 6084 South 900 East, Suite 101, Salt Lake City, Utah 84121.

Rule 144

     Because all of our outstanding shares of common stock were issued pursuant to exemptions under the 1933 Act, we consider all of our outstanding shares to be restricted securities with the meaning of Rule 144 promulgated under the Securities Act. Corporate records indicate that 1.5 million share were issued in 1999 in private transactions and that 3.5 million shares were issued as consideration for the acquisition of Media Depot. We have relied upon the exemption provided by Section 4(2) of the 1933 Act in the private issuance of shares. To the best of our knowledge, no private placement memorandum was used in relation to the issuance of any shares.

     In the event our shares become traded in the public market, Rule 144 provides that restricted securities may be sold into the public market, subject to holding period, volume and other limitations.

     In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year, including any person who may be deemed to be an "affiliate," as defined under the Securities Act, is entitled to sell, within any three-month period, an amount of shares that does not exceed the greater of:

     *     the average weekly trading volume in the common stock, as reported through the automated quotation system of a registered securities association, during the four calendar weeks preceding such sale, or;

        *     1% of the shares then outstanding.

     In order for a stockholder to rely on Rule 144, we must have available adequate current public information with respect to our business and financial status. A person who is not deemed to be an affiliate and has not been an affiliate for the most recent three months and who has held restricted shares for at least two years, would be entitled to sell such shares under Rule 144(k) without regard to the various resale limitations of Rule 144.

     Under Rule 144, the one-year holding period will commence as of the effective time of the merger for stockholders of Media Depot who receive shares of our common stock in the transaction. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

Amended Rule 144

     On November 15, 2007, the SEC adopted an amendment to Rule 144 that will, among other things, shorten the holding period under Rule 144 for restricted securities from one year to six months. Under the revised rule, non-affiliates will be able to freely resell restricted securities after satisfying a six-month holding period, subject only to the public information requirement. After satisfying a 12-month holding period, non-affiliates may freely resell restricted securities without any additional requirements. The revised rule will also revise the manner of sale requirements for sales by affiliates. The amendment becomes effective on February 15, 2008.

     However, because prior to the acquisition of Media Depot we were classified as a “shell” company, our stockholder will not be able to rely on Rule 144 until one year after we cease to be a shell company and have filed with the SEC adequate information that we are no longer a shell company. The information included in the Form 8-K is intended to be adequate information and, accordingly, our stockholders, both affiliates and non affiliates, will be eligible to use Rule 144 after one year from the filing of this report.

Registration Statement

     In order to have shares eligible to trade in a public market, if one should develop for our shares, we intend to prepare and file with the SEC a registration statement under the Securities Act of 1933. We will include in the registration statement the 1.5 million shares outstanding prior to the acquisition of Media Depot and a yet to be determined number of shares issued pursuant to the acquisition. Upon effectiveness of the registration statement, shares included in the registration statement will be eligible to trade in the public market, if a market does develop. Any shares held by affiliates that are included in the registration statement, will be subject to certain lock-up / leak-out agreements that will limit the number of shares such affiliates may sell into the market. The terms and conditions of such agreements have not been finalized as of this date.

Dividend Policy

     We have not declared or paid cash dividends or made distributions in the past on our common stock, and we do not anticipate that we will pay cash dividends or make distributions in the foreseeable future. We currently intend to retain and invest future earnings to finance operations.

Recent Sales of Unregistered Securities

     Upon closing the Media Depot acquisition, each of the 3,500 shares of outstanding Media Depot capital stock were converted into the right to receive 1,000 shares of Calypso common stock. Accordingly, following the exchange, 3,500 shares of Media Depot capital stock held by its current stockholders, were converted into an aggregate of 3.5 million shares of Calypso common stock. The shares were issued in a private transaction to informed persons pursuant to an exemption from registration provided by Section 4(2) of the Securities Act.

Indemnification of Directors and Officers

     As permitted by the provisions of the Nevada Revised Statutes (the "NRS"), we have the power to indemnify any person made a party to an action, suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of our company, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any such action, suit or proceeding if they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, our best interest and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to our best interests, and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful.

      We must indemnify a director, officer, employee or agent who is successful, on the merits or otherwise, in the defense of any action, suit or proceeding, or in defense of any claim, issue, or matter in the proceeding, to which they are a party because they are or were a director, officer employee or agent, against expenses actually and reasonably incurred by them in connection with the defense.

     We may provide to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as the expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by us.

     The NRS also permits a corporation to purchase and maintain liability insurance or make other financial arrangements on behalf of any person who is or was

       *   a director, officer, employee or agent of the corporation,

    *   or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     Such coverage may be for any liability asserted against them and liability and expenses incurred by them in their capacity as a director, officer, employee or agent, or arising out of their status as such, whether or not the corporation has the authority to indemnify them against such liability and expenses.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to officers, directors or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Section 5 – Corporate Governance and Management

Item 5.01 Change in Control of Registrant

     As a result of our acquisition of Media Depot that closed on December 31, 2006, there has been a change in the control of our company by way of 3.5 million shares of our common stock being issued to the stockholders of Media Depot, in consideration for 100% of its outstanding shares. Following the acquisition, the former Media Depot stockholders now own approximately 70% or out total issued and outstanding shares. Thus, the Media Depot stockholders now have majority control of our company. Further, as a term of the acquisition, at the closing Media Depot appointed two new directors to our board of directors, subject to making further appointments, and all of our former directors resigned.

Item 5.06 Change in Shell Company Status

Agreement and Plan of Merger

     On October 12, 2007 we entered into an agreement and plan of merger to acquire Media Depot, Inc., which was completed on December 31, 2007. The acquisition of Media Depot was accomplished through a merger of our newly created, wholly owned subsidiary, Calypso Acquisitions, Inc., with and into Media Depot with Media Depot being the survivor of the merger. Pursuant to the transaction, all the issued and outstanding shares of Media Depot common stock were converted into 3.5 million shares of our common stock. As part of the acquisition, we also changed our corporate domicile to the State of Nevada and change our corporate name to “Calypso Media Services Group, Inc.”, which became effective December 31, 2007.

     Upon the closing of the acquisition, the stockholders of own approximately 70% of our issued and outstanding common stock, and our current stockholders own approximately 30%. The purpose of the merger transaction and acquisition is to allow us to acquire and carry on the business of Media Depot.

     Edward F. Cowle and H. Deworth Williams, our controlling stockholders prior to the acquisition of Media Depot, beneficially owned 1,196,000 of the then outstanding 1.5 million shares of common stock, representing approximately 80% of the outstanding shares. On October 12, 2007, the controlling stockholders executed a written consent to take the following actions:

        *     authorize the change of our corporate domicile from the State of Delaware to Nevada; and

     *     authorize the change of our corporate name to Calypso Media Service Group, Inc.

Material Terms of the Agreement and Plan of Merger

     Subject to the terms and conditions of the merger agreement, at the effective time of the merger, our subsidiary, Calypso Acquisitions, was merged with and into Media Depot and the separate corporate existence of Calypso Acquisitions ceased and Media Depot became our subsidiary. At the effective time of the merger, we issued an aggregate of 3.5 million shares of common stock to the Media Depot stockholders in exchange for 100% of the issued and outstanding shares of Media Depot capital stock. We have also filed new articles of incorporation with the state of Nevada to change our corporate domicile to Nevada and to change our name to “Calypso Media Service Group, Inc.”

     At the effective time of the merger, our directors and executive officers resigned and Media Depot appointed two new directors to serve on our board of directors, with the right to name additional directors. Also, the existing directors of Media Depot will remain directors of our subsidiary.

Consideration

     Upon consummation of the acquisition, the 3,500 outstanding shares of Media Depot common stock were converted into the right to receive 3.5 million shares of our common stock. As a result of the transaction, all shares of Media Depot capital stock are now owned by Calypso. The Media Depot stockholders immediately prior to the closing, ceased to have any rights with respect to such stock, except the right to receive shares of our common stock described above.

     On December 10, 2007, we delivered to our stockholders an information statement describing the acquisition of Media Depot and also giving notice of certain actions taken by the majority written consent of our stockholders. These actions included:

(a)	the change our corporate domicile to Nevada; and

             (b)     change of our corporate name.

Cost and Expenses

     All costs and expenses in connection with the acquisition of Media Depot will be paid by the party incurring these costs and expenses. Media Depot has agreed to pay all legal expenses associated with the preparation and execution of the transaction documents and related agreements and documents contemplated thereby, including this information statement, up to a maximum of $25,000. We agreed to pay all other expenses related to the preparation, printing and mailing of the information statement and all related filing and other fees paid to the SEC in connection with the transaction. We estimate that the total costs and expenses that we will pay in connection with the transaction will be approximately $25,000, which consists of professional fees, printing and mailing costs, filing fees and other miscellaneous expenses, including all costs and expenses Media Depot incurs in connection with the transaction.

     The merger agreement also provides that in consideration for the introduction of Media Depot to Calypso and for assisting in the negotiations that directly led to the consummation of the transaction, Media Depot issued to Leonard E. Neilson, 250 shares of Media Depot capital stock. These shares were then exchanged for 250,000 shares of Calypso common stock upon the closing and the effective time of the merger.

Section 9 – Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits

     (a)      Financial Statements of Media Depot, Inc.

               See Exhibit 99.1

     (b)      Pro Forma Financial Information

               See Exhibit 99.2

     (c)     Exhibits

Exhibit Number                                          Description

           2.1*     Agreement and Plan of Merger with Media Depot, Inc. and Calypso   Acquisitions, Inc. [Included as Appendix C to 14C Information Statement filed with SEC on December 10, 2007]

           2.2*     Merger Agreement (Change of Domicile) [Included as Appendix B to 14C Information Statement filed with SEC on December 10, 2007]

           3.1*     Articles of Incorporation (Nevada – change of domicile) [Included as Appendix A to 14C Information Statement filed with SEC on December 10, 2007]

         10.1       Employment Contract of Matthew J. Hoff

         10.2       Employment Contract of Michael D. Parnell

            10.3       Incentive Acquisition Agreement

            21.1       Subsidiaries

            99.1       Audited financial statements for Media Depot, Inc. for the years ended

                         December 31, 2006, and 2005, and unaudited statements for the interim period ended September 30, 2007

         99.2       Audited financial statements for Media Max, Inc. for the years ended December 31, 2006, and 2005, and unaudited statements for the interim period ended September 30, 2007

         99.3       Unaudited proforma combined financial statements of Calypso Financial Services, Inc. (now know as Calypso Media Services Group, Inc.) and Media Depot, Inc. and Media Max, Inc.

          *     Previously filed as indicated

Notes about Forward-looking Statements

     Statements contained in this current report which are not historical facts, including all statements regarding the consummation of the acquisition of assets, may be considered "forward-looking statements," which term is defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and the current economic environment. We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                   CALYPSO MEDIA SERVICES GROUP, INC.

Date: January 4, 2008                                        By: S/ Michael D. Parnell
                                                                  Michael D. Parnell
                                                                          Chief Executive Officer